UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2017

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective on September 5, 2017 (the “Effective Date”), RumbleOn, Inc., a Nevada corporation (the “Company”), executed Senior Secured Promissory Notes (the “Notes”) in favor of several investors, including certain executive officers and directors of the Company (each a “Noteholder”), in the aggregate principal amount of $1,650,000.00 (the “Principal Amount”), which includes an aggregate original issue discount of $150,000.00. The proceeds to the Company from the Notes, net of original issuance discount, will be approximately $1,500,000.00. The Notes are secured by an interest in all the Company’s Collateral, as such term is defined in the Notes.

The Notes bear interest at a rate equal to 5% per annum through December 31, 2017, and a rate of 10% per annum thereafter. Interest will be payable monthly in arrears. Interest on the Notes will be computed on the basis of a 365-day year for the actual number of days elapsed. In the event of default, each Noteholder, by written notice to the Company, may declare the unpaid Principal Amount and any accrued but unpaid interest thereon to be, and the same shall thereupon become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, and interest on the unpaid Principal Amount shall thereafter accrue at the rate of two percent (2%) above the otherwise applicable interest rate during the continuance of a default or event of default and shall be payable on demand.

The maturity date of the Notes is September 5, 2018 (the “Maturity Date”). The Principal Amount and any unpaid interest accrued thereon may be prepaid by the Company at any time prior to the Maturity Date without premium or penalty upon five (5) days prior written notice to the Noteholder. If after the Effective Date the Company consummates in one or more transactions financing of any nature resulting in net proceeds available to the Company of Five Million Dollars ($5,000,000) or more, then the Noteholders may require the Company to prepay the Notes on thirty (30) days prior written notice to the Company.

Each Note is considered a “Senior Debt Document,” as such term is defined in that certain Subordinated Secured Confessed Judgment Promissory Note dated February 8, 2017 from Company (f\k\a Smart Server, Inc.) and payable to NextGen Dealer Solutions, LLC (as amended, modified or restated, the “Subordinated Note”), and each Noteholder is entitled to all of the rights of the holder of any Senior Debt as described in the Subordinated Note.

In connection with the execution of the Notes, the Noteholders have entered or may enter into a Sharing Agreement with each other Noteholder, dated September 5, 2017, under which each Noteholder has agreed or may agree the indebtedness and payment obligations of the Company with respect to the Notes shall be of equal priority, none shall have a priority of payment over or be subordinate to the other, and the proceeds of any foreclosure or enforcement action on or against any shared Collateral shall be shared pro rata on the respective Note indebtedness due to each party as of the date thereof.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Senior Secured Promissory Note, dated September 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: September 11, 2017	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Senior Secured Promissory Note, dated September 5, 2017

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